Exhibit 99.1

Northwest Biotherapeutics, Inc.	18701 120th Avenue NE Suite 101 Bothell, WA 98011	www.nwbio.com OTCBB: NWBT
Media Contact:
Mary P. Sundeen
301-775-0240
Northwest Biotherapeutics Announces $5.5 Million
Private Placement of Common Stock and Warrants
BOTHELL, WA - March 31, 2006 — Northwest Biotherapeutics, Inc. (OTCBB: NWBT.OB) announced that it entered into a definitive agreement with certain institutional investors with respect to a private placement to raise $5.5 million in gross proceeds through the sale of common stock and warrants. C.E. Unterberg Towbin, LLC was the exclusive placement agent.
In connection with the private placement, Northwest Biotherapeutics will issue approximately 39.5 million shares of its common stock at $0.14 per share, and five year warrants to purchase up to approximately 19.7 million shares of common stock at an exercise price of $0.14 per share.
The transaction is expected to close on Friday, March 31, 2006. The Company intends to use the net proceeds of the offering for clinical trial activities and corporate purposes.
The securities sold in this private placement have not been and are not being registered under the Securities Act, and may not be offered or sold in the United States in the absence of an effective registration statement under the Securities Act and applicable state securities laws or exemption from those registration requirements. The Company has agreed to file a registration statement covering the resale of the shares of common stock acquired by the investors and shares of common stock issuable upon exercise of the warrants acquired by the investors. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or

Northwest Biotherapeutics, Inc.	18701 120th Avenue NE Suite 101 Bothell, WA 98011	www.nwbio.com OTCBB: NWBT
sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
Forward-Looking Statements
Statements made in this press release that are not historical facts are forward-looking statements including, without limitation, the statements regarding completion of the private placement and the anticipated gross proceeds of the private placement and the uses thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual events to differ materially from those stated including, among others, risks related to the satisfaction or waiver of the conditions to closing the private placement and the risk that the private placement may not be consummated, as well as those risks and uncertainties disclosed from time to time in reports filed by the Company with the U.S. Securities and Exchange Commission. Additional information on factors, which could affect the Company’s results, is included in its Securities and Exchange Commission filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.
About Northwest Biotherapeutics
Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products that treat cancers more effectively than current treatments, without toxicity, on a cost-effective basis. The Company has two broad platform technologies: dendritic cell-based vaccines, and therapeutic antibodies. The Company’s three lead product candidates are:
DCVax(R)-Prostate, a personalized dendritic cell vaccine for treatment of hormone independent non-metastatic prostate cancer, which is entering a Phase III clinical trial recently cleared by the

Northwest Biotherapeutics, Inc.	18701 120th Avenue NE Suite 101 Bothell, WA 98011	www.nwbio.com OTCBB: NWBT
FDA; DCVax(R)-Brain, a personalized dendritic cell vaccine for treatment of newly diagnosed Glioblastoma multiforme, which is entering a large Phase II clinical trial recently cleared by the FDA; and monoclonal antibodies to CXCR4, which are in late preclinical development for the treatment of cancer. For further information, please visit the company web site at www.nwbio.com.